Calculation of Filing Fee Tables
S-3
RHYTHM PHARMACEUTICALS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $0.001 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Units	457(r)				0.0001381
Fees to be Paid	6	Equity	Common Stock, par value $0.001 per share	457(o)			$ 74,999,663.09	0.0001381	$ 10,357.45
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	7	Equity	Common Stock, par value $0.001 per share	415(a)(6)			$ 125,000,336.91			S-3	333-270233	03/02/2023	$ 18,450.05
Carry Forward Securities	8	Equity	Common Stock, par value $0.001 per share	415(a)(6)	2,395,831		$ 99,714,486.22			S-3	333-270233	03/02/2023	$ 14,717.86
			Total Offering Amounts:				$ 299,714,486.22		$ 10,357.45
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 10,357.45
Offering Note
[1]	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock, or other securities of the registrant, and (e) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange, or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend, or similar transaction. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities, or that are issued in units. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend, or similar transaction.

[2]	See Note 1.

[3]	See Note 1.

[4]	See Note 1.

[5]	See Note 1.

[6]	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the filing fees relating to the securities that are registered and available for sale under this registration statement other than the fees in connection with the (i) $200,000,000 of the registrant's common stock that may be issued and sold from time to time under the Sales Agreement, dated February 26, 2026, with TD Securities (USA) LLC, as sales agent, and (ii) 2,395,831 shares of common stock to be offered by the selling stockholders. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold ATM Shares (as defined below) and the Unsold Conversion Shares (as defined below) being carried forward, and the filing fees previously paid in connection with the Unsold ATM Shares and the Unsold Conversion Shares will be applied to the filing fees for the securities being registered in this registration statement.

[7]	The securities registered pursuant to this registration statement include an aggregate of $125,000,336.91 of shares of common stock (the "Unsold ATM Shares") previously registered pursuant to a registration statement on Form S-3 (File No. 333-270233) filed with the Securities and Exchange Commission, which was automatically effective upon filing on March 2, 2023 (the "Prior Registration Statement") and a prospectus supplement to the Prior Registration Statement filed with the SEC on February 29, 2024 for which the related fees were paid.

[8]	The securities registered pursuant to this registration statement includes 2,395,831 shares of common stock previously registered with a Maximum Aggregate Offering Price calculated as $99,714,486.22 (the "Unsold Conversion Shares") pursuant to the Prior Registration Statement and a prospectus supplement to the Prior Registration Statement filed with the SEC on July 10, 2024 for which the related fees were paid.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A